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                                                                   EXHIBIT 10.11

                                 OFFICE LEASE

THIS LEASE AGREEMENT made this 15th day of January, 2000 between COUNCIL ON AMERICAN-ISLAMIC RELATIONS, (hereinafter referred to as "Landlord"), and ARISTOTLE PUBLISHING INC., (hereinafter referred to as "Tenant").

     1.   DEFINITIONS

     For purposes of this Lease:

               A. "Lease Year" shall mean a twelve-month period during the Term, commencing on the Commencement Date or anniversary thereof, and ending on the last day of the twelfth month thereafter (e.g., January 15/th/, 2000 to January 15th, 2001 equals one "Lease Year").

               B. "Net Rentable Square Feet" shall mean the "rentable area" as that term is defined and measured in conformity with the ANSI/BOMA American National Standard of Measurement (ANSIIBOMA Z65.1-1996).

               C. "Normal Business Hours" shall mean between the hours of 8:00 A.M. and 6:00 P.M., Monday through Friday and 8:00 A.M. to 6:00 P.M. on Saturday (but not including Legal Holidays).

               D. "Real Estate Taxes" shall mean all taxes, assessments and public charges of every kind and nature, general and special, extraordinary as well as ordinary, foreseen and unforeseen, which may be levied, assessed or imposed by any governmental entity having jurisdiction to impose such taxes or assessments upon the Building and all improvements and on the underlying real property.

     2. DEMISE AND TERM: Landlord does hereby lease to Tenant, and Tenant does hereby hire and take from Landlord, all that certain space depicted on Exhibit A, attached hereto and made a part hereof, being, more particularly described as commercial office space containing approximately 2,299 square feet of basic rentable area (the "Premises") and being a portion of the third floor of the office building located at 5O E Street, S. E., in the City of Washington, in the District of Columbia (the "Building").

               The term of this Lease shall be twelve ( 12) months (the "Term"), beginning on January 15th, 2000 (the "Commencement Date") and ending, without the necessity of further notice from either party to the other, on January 15th, 2001 (the "Termination Date").

     3.   RENT

          A. Minimum Rent: The Minimum Rent payable by Tenant during the Term shall be Sixty Eight thousand nine hundred seventy and 00/100 Dollars ($68,970.00) per annum, payable in equal monthly installments of five thousand seven hundred forty seven and 50/100 Dollars ($5,747.50).

          B. Minimum Rent is due on the first day of each month of the Term, commencing on the Commencement Date. Payments received after the 10th day of the month are subject to a late charge of 10% of the amount due.

          C. Place of Payment: All rentals and other sums payable hereunder shall be payable to Landlord without demand, notice or setoff, during normal business hours at the address set forth in Article 21 hereof, or at such other place as Landlord may direct, in writing, from time to time.

     4.   OPTION TO EXTEND: Tenant has no option to extend the term.

     5. USE OF PREMISES: The Premises are to be used for general office use, including administrative and executive offices, secretarial, computer support, word processing and such other incidental uses that are commonly associated with an executive, administrative or professional office, and for no other use. Tenant shall have 24 hour daily access to the Demised Premises, seven (7) days a week.

     6. POSSESSION: Tenant acknowledges that Tenant is in possession of the Premises as of the Commencement Date of the Lease.

     7. SERVICES: Landlord covenants and agrees to furnish the following services, the cost of which are included in Tenant's Minimum Rent:

          (A) Lighting and electricity for the operation of customary electrical office equipment, provided, however, that, Tenant shall not install or connect systems or other heavy electrical equipment of any type which may overtax the Building's electrical system to the detriment of the Building or other tenants therein. If Tenant requires special or extraordinary electrical power, Tenant may, with Landlord's prior written approval and at Tenant's sole expense, upgrade the electrical system as needed. The cost of electricity resulting from the use of such heavy equipment approved by Landlord shall be charged to and paid by Tenant as Additional Rent hereunder.

          (B) Heat and Air-Conditioning for comfortable occupancy during Normal Business Hours.

          (C) Passenger elevator service during Normal Business Hours and an elevator subject to call at all other times when normal passenger service is not furnished.

          (D)  Hot and Cold Water.

               Should Tenant require air-conditioning and heating service, electrical service or any services other than those specified above outside of

               Normal Business Hours, Landlord, upon reasonable advance notice by Tenant, shall furnish such additional services and Tenant agrees to pay to Landlord, within ten (10) days after billing, Landlord's cost to provide such additional services. Landlord shall not be liable for any failure to furnish any of the above services if such failure is due to a shortage of materials, supplies, labor, services or other cause reasonably beyond its control. Furthermore, Landlord reserves the right to interrupt, curtail or suspend the services required to be furnished by Landlord under this Section when the necessity therefore arises by reason of accident, emergency, mechanical breakdown or when required by law, order or regulation of any federal, state or municipal authority, or for any cause beyond the reasonable control or authority of Landlord.

     8. REPAIRS: Tenant shall, at its expense, maintain the Premises and make all repairs and replacements to the Premises itself, the fixtures and appurtenances thereto and to its personal property and equipment. In addition, Tenant shall repair all damage or injury to the Premises or to the Building caused by Tenant moving property in or out of the Building or by installation or removal of furniture, fixtures or other property or caused by the negligence of Tenant, its employees, agents or invitees. Repairs, restorations and replacements shall be in quality and class equal to the original work or installation.

     9. ALTERATIONS: Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord. In no event shall any structural change or any change or modification to the heating, electrical or plumbing elements be undertaken by Tenant or any employee or agent of Tenant without Landlord's prior, written consent. Any approved alterations, additions or improvements shall be performed in a good and workmanlike manner and in accordance with the applicable laws and ordinances of any public authority having jurisdiction over the Building and in accordance with the building and zoning rules and regulations of any such authority. Tenant hereby expressly assumes full responsibility for all damages and for injuries which may result to any person or property by reason of, or resulting from said alterations, additions or improvements. All alterations, improvements, additions or fixtures, whether installed before or after the execution of this Lease, and to the extent they represent "fixtures" as that term is generally understood, shall remain upon the Premises at the expiration or sooner termination of this Lease and shall become the property of Landlord. In making any approved alterations, additions or improvements, Tenant shall promptly pay all contractors, materialmen, and laborers so as to eliminate the possibility of a lien attaching to the Building or the underlying real property. Should any such lien be made or filed, Tenant shall bond against or discharge same within twenty (20) days after written request by Landlord and provide Landlord with evidence of same.

     10. LIMITATION OF LANDLORD'S LIABILITY: Unless caused solely by Landlord's negligence, or the negligence Landlord's agents, servants and employees, Landlord shall not be liable for, and Tenant hereby releases
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          Landlord and Landlord's agents, servants and employees from, all claims for injury to persons or damage to property (including loss or interruption of business) sustained by Tenant or any person claiming through Tenant, resulting from any fire, accident or occurrence or condition in or upon the Premises or the Building, including, but not limited to, claims for damage resulting from:

          A. Any defect in or failure of the plumbing, sprinkler systems, heating or air conditioning equipment, elevator, electrical wiring or installation thereof, water pipes, stairs, railings or walks;

          B.   Any equipment or appurtenances becoming out of repair;

          C. Bursting, leaking or running of any water pipe, tubing, radiant panel, electric fixture, valve, fitting, tank, washstand, water closet, waste pipe, drain or any other pipe or tank in or upon the Premises or the Building;

          D.   Backing-up of any sewer pipe or downspout;

          E.   Escape of steam, gas, or hot or cold water;

          F. Water, snow or ice being upon or coming through the roof, walls or foundation of the Building or any other place upon or near the Premises or otherwise;

          G.   Failure or falling of any fixture, plaster or stucco;

          H.   Broken glass;

          I. Any act or omissions of co-tenants or other occupants of the Building or any act or omission of parties other than Landlord, its employees or agents and/or;

          J.   The exercise of any rights by Landlord under this Lease.

          In addition to the foregoing, Landlord's liability under this Lease shall be limited to its estate in the Building and the rents derived therefrom, it being agreed and understood that no other assets of Landlord shall be subject to levy, execution or other procedures for the satisfaction of any judgment or any other remedy or claim of Tenant hereunder.

     11. ASSIGNMENT AND SUBLETING: Tenant may not assign this Lease nor sublet the whole or any part of the Premises without the prior, written consent of Landlord, which consent shall not be unreasonably withheld. In the event of an assignment or sublease, Tenant shall remain liable for the performance of any and all obligations under the Lease.

     12.  CASUALTY LOSS:

          A. Major Destruction. In the event that the Premises are totally destroyed or so damaged by fire or other casualty, not occurring through fault or negligence of the Tenant or those employed by or acting for Tenant, that the same cannot, in Landlord's reasonable opinion, be repaired or restored within 120 days of the date of destruction, this Lease shall absolutely cease and terminate as of the date of such casualty. In such event, Tenant will be liable for Minimum Rent and Additional Rent up to and including the date of such casualty.

          B. Partial Destruction. If the damage caused by fire or other casualty be only partial and such that, in Landlord's reasonable opinion, the Premises can be restored within 120 days to their condition existing immediately prior to the damage, then Landlord shall restore the same with reasonable promptness reserving the right to enter upon the Premises for that purpose. The Landlord also reserves the right to enter upon the Premises whenever necessary to repair damage caused by fire or other casualty to the Building, even though the effect of such entry may be to render the Premises or a part thereof untenantable. In such event the Minimum Rent and Additional Rent shall be apportioned and/or suspended during the time the Landlord is in possession, taking into account the proportion of the Premises rendered untenantable and the duration of Landlord's possession.

          C. Election to Repair. Landlord shall make its election to repair the Premises or terminate this Lease as set forth herein by giving notice thereof to Tenant within thirty (30) days from the date Landlord receives notice that the Premises have been destroyed or damaged by fire or other casualty. Moreover, and notwithstanding anything herein to the contrary, Landlord or Tenant may cancel this Lease if any casualty covered by this Section occurs within the last 180 days of the Term, irrespective of whether Landlord elects to repair.

          D. No Liability. Landlord shall not be liable for any damage compensation or claim by reason of inconvenience or annoyance arising from the necessity of repairing any p

     13. INSURANCE: Tenant will procure and maintain in full force and effect, at its sole cost and expense, as long as this Lease remains in effect, the following types of insurance coverage:

          A. Public liability insurance, including contractual liability with respect to the Leased Premises, with companies and in form acceptable to Landlord, having a minimum limit of one million Dollars ($1,000,000) on account of bodily injuries to or death of one person and Three Million Dollars ($3,000,000) on account of bodily injuries or death as a result of any occurrence, accident or disaster; and

          B. Property damage insurance with minimum limits of One Million Dollars ($1,000,000); and

          C. Fire and extended coverage insurance on Tenant's personal property, including inventory, trade fixtures, floor coverings, furniture and other property, and Tenant's leasehold improvements.

               Tenant will deliver the policy or policies of such insurance, or certificates evidencing the existence of same, to Landlord prior to Tenant taking occupancy of the Premises. Such policies shall name Landlord and Landlord's mortgagee, if any, as additional insureds and such policy or policies shall contain a provision stating that such policy or policies shall not be cancelled except after thirty (30) days written notice to Landlord. If the nature of Tenant's operation is such as to place any or all of its employees under the coverage of local workmen's compensation or similar statutes, Tenant shall also keep in force, at its sole cost and expense, and so long as this Lease remains in effect, workman's compensation or similar insurance affording statutory coverage at statutory limits.

               If Tenant shall not comply with the covenants made in this section of the Lease, Landlord may cause insurance as aforesaid to be issued and, in such event, Tenant agrees to pay, as Additional Rent, the premium paid by Landlord for such insurance upon written demand. In addition, Landlord reserves the right to increase the policy limits set forth herein as Landlord, in its reasonable discretion, deems appropriate.

     14. QUIET ENJOYMENT/LANDLORD'S RIGHT OF ENTRY: Tenant, upon paying the Minimum Rent and Additional Rent, if any, and observing and performing all the terms, covenants and conditions on its part to be observed and performed, may peaceably and quietly enjoy the Premises without hindrance or molestation. Notwithstanding the foregoing, Landlord and persons designated by Landlord have the right to enter the Premises at reasonable hours and upon reasonable advance notice to examine same and to do such work as Landlord is obligated to do under the terms hereof or to do such work as Landlord shall deem necessary for the safety or preservation of the Premises or Building provided, however, that except in the case of an emergency, the same shall not interfere unreasonably with the conduct of Tenant's business.

     15. DEFAULT BY TENANT/ REMEDIES: The occurrence of one or more of the following events shall constitute a default and breach of this Lease by Tenant: (a) the vacating or abandonment of the Premises; (b) the failure by Tenant to make any payment of rent within five (5) days after such payment falls due; (c) the failure by Tenant to make any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of 10 days after notice from Landlord that said payment is due and payable; or (d) the failure by tenant to observe or perform any of the covenants, conditions or provisions of this Lease, to be observed or performed by the Tenant, other than those described above, where such failure shall continue for a period of 30 days after written notice thereof by Landlord to Tenant. In the event of any default or breach by Tenant, Landlord may at any time, without waiving or limiting any other right or remedy available to it, terminate Tenant's rights under this Lease by written notice or by any lawful means, or reenter and take possession of the Premises (with or without terminating this Lease) in which event all Minimum Rent and Additional Rent due hereunder shall be accelerated and become immediately due and payable, or itself pay or perform the obligation as, to which Tenant is in default (in which event Landlord's cost of so doing shall be immediately reimbursed to it by Tenant), or pursue any remedy allowed by law. Tenant agrees to pay to Landlord the cost of recovering possession of the Premises, all expenses associated with reletting, and any other costs or damages arising out of Tenant's default. Notwithstanding any re-entry or termination, the liability of Tenant for the Minimum Rent and Additional Rent provided for herein shall not be extinguished for the balance of the term of this Lease, and Tenant agrees to make good to Landlord any deficiency arising from reletting the Premises at a lesser rent than applies under this Lease. Any rent or other charges under this Lease not paid by Tenant when due shall bear interest from the due date thereof at the rate of eighteen percent (18%) per annum or the maximum contract rate allowed by law, whichever is less.

     16. CONDEMNATION: If the whole of the Building or Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of the Lease shall cease and terminate as of the date of title vesting pursuant to such proceeding and all rentals shall be paid up to that date. If any part of the Building shall be acquired or condemned as aforesaid, and such partial taking or condemnation shall render the Premises unsuitable for the business of the Tenant, then the term of this Lease shall cease and terminate as of the date of title vesting pursuant to such proceeding. In the event of a partial taking or condemnation, which is not extensive enough to render the entire Premises unsuitable for the business of the Tenant, then this Lease shall continue in full force and effect, provided, however that where the Premises are partially taken or the area of the Building reduced, the Minimum Rent and Additional Rent shall be adjusted based upon the square footage of the remaining area of the Premises or Building, as the case may be. In the event of either a complete or partial taking, Tenant shall have no claim against Landlord or the condemning authority for any compensation for any such taking awarded the Landlord, whether through a negotiated settlement or through formal condemnation proceedings.

     17. SUBORDINATION: This Lease is automatically, and without further action by Tenant, subject and subordinate to the lien of any mortgage, ground lease, and/or other encumbrances which may now or hereafter affect such leases or the Premises, and also to all renewals, modifications consolidations and replacements of said underlying mortgages and leases or other encumbrances and Tenant further agrees at the election of any such mortgagee to attorn to any holder of any mortgage to which this Lease is subordinate. Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments confirming such subordination of this Lease to the lien of any such mortgage and/or other encumbrance as shall be desired by any mortgagee or proposed mortgagee, or by any other person to whose interest this Lease is required to be subordinated. Notwithstanding the foregoing, any holder of any mortgage may at anytime subordinate its mortgage to this Lease without Tenant's consent by notice in writing to Tenant and without regard to their respective dates of execution and delivery.

     18. ESTOPPEL CERTIFICATES. Tenant, upon request of Landlord, Landlord's mortgagee or any prospective purchaser shall, without charge, execute and deliver to the Landlord, in recordable form, a certificate stating that this Lease is unmodified and in full force and effect or, if modified, setting forth the modifications.

     19. SURRENDER OF PREMISES: Tenant shall surrender the Premises to Landlord at the termination of this Lease in the same condition as the Premises are in at the beginning of the Lease Term, reasonable wear and tear excepted.

     20. NOTICES: Any notice by either party to the other shall be in writing and shall be mailed by registered or certified mail in a postpaid envelope or sent by a generally recognized "overnight courier", such as Federal Express, to the following addresses:

          A.   To Landlord: Council on American Islamic Relations C/O Sealander
                            --------------------------------------
               Brokerage Ltd., 200 G Street N.E., Washington, D.C. 20002

          B. To Tenant: Aristotle Publishing Inc., 50 E. Street S.E., Washington, DC. 20003.

          C. Every notice shall be deemed to have been given (i) if by certified mail, at the time it shall be deposited in the mail or
               (ii) if by overnight courier, upon delivery to the party to whom addressed.

     21. HOLDING OVER: If Tenant remains in possession of the Premises after the expiration of the term hereof, without the written consent of Landlord, such occupancy shall be construed to be a tenancy from month to month under the same terms and conditions existing on the day prior to the termination date.

     22. PARKING: Landlord and Tenant have entered into a separate agreement for parking in the Building pa [sic] rights to Tenant in the Building.

     23. CAPTIONS: The captions and headings used herein are for convenience and reference only and shall not constitute a part of this Lease, nor shall they affect the meaning, construction or effect of this Lease.

     24. FORCE MAJEURE: Neither party shall be liable or responsible for any delays due to strikes, riots, fire, acts of God, shortages of labor or materials, failure of power, insurrection, governmental laws, regulations, restrictions or any other cause whatsoever beyond its control.

     25. RECORDING: The parties agree that this Lease may be recorded. In the alternative, each party shall, at the request of the other party and without charge, execute and acknowledge a short form lease or memorandum of lease. The parties agree that the recording of this Lease, short form Lease, or a memorandum of lease shall be at the expense of the recording party.

     26. GOVERNING LAWS: This lease shall be governed exclusively by the provisions hereof and by the laws of the District of Columbia.

     27. NO IMPLIED WAIVERS: The failure of Landlord or Tenant to insist at any time upon the strict performance of any term, covenant or condition or to exercise any option, right or remedy contained in this Lease shall not be deemed a waiver or a relinquishment of such option, right, power or remedy.

     28. NO PARTNERSHIP: Nothing contained in this lease shall be deemed or construed by parties hereto or by any third parties to create the relationship of principal and agent or of partnership of joint venture or of any other association between the parties hereto, except the relationship of Landlord and Tenant.

     29. ATTORNEY'S FEE: If one party is required to commence litigation in order to enforce the covenants and agreements in this Lease the party prevailing in such litigation shall have the right to reimbursement from the other party of all reasonable costs, expenses and attorney's fees.

     30. PARTIAL INVALIDITY: Any term or condition of this Lease which is found to be invalid, void or illegal by court decision or other governmental authority shall not impair or invalidate any other term or condition hereof and such other terms and conditions shall remain in full force and effect.

     31. SIGNATORY AUTHORITY: If either party is a business organization (i.e., a corporation, partnership, LLC, etc.), each individual executing this Lease on behalf of such organization represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said organization in accordance with a duly adopted resolution of the governing body of such organization in accordance with the rules, by-laws or agreement governing its operations, and that this Lease is binding upon said organization in accordance with its terms. Each party that is a corporation, at the request of the other party, shall deliver, within thirty (30) days of such request, a certified copy of a resolution of its Board of Directors authorizing such execution.

     32. SUBMISSION OF LEASE: The submission of a copy of this Lease for examination does not constitute a reservation, option or offer. This Lease shall be effective only upon its complete execution and delivery by both Landlord and Tenant.

     33. PRIOR AGREEMENT: This Lease incorporates any and all previous negotiations, arrangements, agreements and undertakings pertaining to the Premises, if any, between the parties hereto, all of which shall be deemed superseded by, and incorporated in, this Lease Agreement. The Exhibits and/or Documents listed below shall be deemed part of this Lease Agreement;

               Exhibit A:  Floor Plan of Premises
               Exhibit B:  Parking Agreement

     34. SECURITY DEPOSIT: Tenant shall provide Landlord a security deposit of five thousand seven hundred forty seven 50/100 dollars ($5,747.50) to assure Tenant's full and faithful compliance with the terms of this lease. The deposit is to be held as collateral security and applied on any rent or unpaid bill that may remain due and owing at the expiration of this lease, any extension thereof or holdover period, or applied to any damages of the premises caused by the Tenant, its employees or customers or other damages and expenses suffered by the Landlord as a result of a breach of any covenant or provision of this lease. Tenant may not utilize the security deposit as rent and it shall not apply the same as the last month's rent. In the event that any part of the security deposit shall be utilized by the Landlord in accordance with the terms hereof or applicable law, the Tenant shall, upon delivery of notice of said utilization, immediately deposit with the Landlord the amount so applied by the Landlord so that the Landlord shall have the full deposit on hand at all times during the term of this lease and any renewal thereof or holding over. The Landlord shall provide the Tenant within thirty (30) days after the end of the tenancy by first class mail directed to the last known address of the Tenant, a written list of any damages to the premises together with a statement of costs actually incurred. Within forty five (45) days after the end of the tenancy, the Landlord shall return the deposit to the Tenant less any expenses for damages properly withheld. In the event of a sale of the property upon which the premises is situated or the transfer or assignment by the Landlord of this lease, the Landlord shall have the right to transfer the security deposit to the transferee and the Landlord shall be considered released from all liability for the return of the security deposit and the Tenant shall look solely to the new Landlord for the return of the security deposit.

IN WITNESS OF, the parties have caused this Lease to be executed and sealed on the date first above written.

d:   COUNCIL ON AMERICAN-ISLAMIC RELATIONS

_____________________     By:________________________________________________


     Attest:              Tenant:   ARISTOTLE PUBLISHING INC.

     /s/ illegible        By: /s/ Rob Christ
     ______________           _______________________________________________

                         LICENSE AGREEMENT FOR PARKING
                                  EXHIBIT "B"

     This Agreement is made and entered into on this 15TH day of January, 2000 between Council on American-Islamic Relations, (hereafter referred to as "CAIR") and Aristotle Publishing Inc., (hereafter referred to as "Licensee").

                                   Recitals

     A. Licensee is a Tenant of CAIR in a three story building (the "Building") owned by CAIR at 50 E. Street S.E., in the City of Washington, District of Columbia, under a Lease Agreement dated January 15th, 2000. The Building includes a basement having an area of approximately 3,000 square feet, which CAIR has made available for the parking of 12 automobiles (the "Parking Area").

     B.   The January 15th, 2000 Lease conveys no parking privileges.

     C. CAIR desires to grant to Licensee a Parking Permit for one or more parking spaces for the consideration hereinafter set forth and upon the terms and conditions set forth in this License Agreement.

                                   Agreement

     1. CAIR hereby grants permission to Licensee to use two (2) assigned parking spaces in the Faring Area. The location of the assigned spaces shall be designated by CAIR.

     2. As consideration for the two assigned parking spaces covered by this License Agreement, Licensee shall pay CAIR a monthly fee of $250.00 ($125.00 per parking space), subject to change as set forth in paragraph 5, below.

     3. This License Agreement shall cover a period of twelve ( 12) months, commencing January 15th, 2000 and ending, without further notice, on January 15th, 2001.

     4. In order to obtain access to the Parking Area, CAIR shall supply Licensee with one Genie electric door opener relay console ("Genie") for each parking space covered by this License Agreement. For each Genie supplied, Licensee shall deposit with CAIR the sum of $25.00.
          In the event the Licensee misplaces or loses a Genie, or a Genie is rendered unusable, Licensee shall pay CAIR the full replacement cost of the Genie. Should CAIR revoke the License granted herein, Licensee shall deliver the Genies to CAIR and CAIR will refund the amount deposited.

     5. Licensee shall be responsible for ensuring that it uses only the spaces assigned to Licensee. CAIR reserves the right to enforce the parking of vehicles in only those spaces designated hereunder, as well as to change the designated spaces, provided Licensee is at all time granted the right to use the number of spaces contemplated hereunder.
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     6.   By executing this Licensee Agreement, the licensee releases CAIR from any claims or liability for loss, damage to Licensee's vehicles, their contents and/or accessories, resulting from theft, fire, collision, vandalism or any other cause.

     7. This Agreement supersedes and replaces any prior Agreements for Parkhog Permit between CAIR and Licensee.

Licensee:
ARISTOTLE PUBLISHING, INC.

By: /s/ Rob Christ
    __________________________________
Rob Christ - Chief Financial Officer

COUNCIL ON AMERICAN-ISLAMIC RELATIONS (CAIR)

By: _______________________________________________